FIRST AMENDMENT TO THE PENSION PLAN
                      FOR EMPLOYEES OF AMPHENOL CORPORATION

      AMENDMENT made this 1st day of October, 1998, to the Pension Plan for Employees of Amphenol Corporation, as amended and restated effective December 31, 1997 (the "Plan") by resolution of the Board of Directors of Amphenol Corporation (the "Employer"), which amendment shall be effective as of January 1, 1997.

      WHEREAS, Regulation Section 1.401(a)(4)-11(g) permits the adoption of an amendment after the close of a Plan year to satisfy minimum coverage and nondiscrimination requirements for the preceding year;

      WHEREAS, the Employer desires to retroactively increase accruals for certain employees who benefited under the Plan and expand eligibility for certain Plan benefits, rights and features;

      NOW, THEREFORE, the Plan is amended as follows:

      FIRST: Section 4.1(a) of Exhibit (C) relating to Employees of Times Fiber Communications, Inc. and Amphenol Corporation Headquarters on the salaried payroll, is amended by adding the following paragraph to the end thereof:

            "Notwithstanding the foregoing, in no event will a Participant's Accrued Benefit as of any date after January 1, 1997, be less than one and five tenths of one percent (1.5%) of such Participant's Average Monthly Compensation multiplied by the aggregate number of Years of Accrual Service up to a maximum of fifteen (15)."

      SECOND: Section 4.7(b) of Exhibit (c) relating to Employees of Times Fiber Communications, Inc. and Amphenol Corporation Headquarters on the salaried payroll is amended by deleting the text thereof in its entirety and is replaced by inserting the following in its place and stead:

            "(b) Pre-Retirement Survivor Annuity-Death in Service:

                  A Pre-Retirement Survivor Annuity shall be payable with
            respect to a Participant who dies before his Annuity Starting Date if the following requirements are met:

                  (1) The Participant dies while an active Participant prior to his Normal Retirement Date;
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                  (2) The Participant shall have completed Five (5) Years of
                  Eligibility Service; and

                  (3) The Participant is survived by a Spouse to whom he was continuously married throughout the one-year period ending on the date of his death whom he has elected as his sole primary Beneficiary.

                  The Pre-Retirement Survivor Annuity shall be payable to the
            Spouse of the Participant in lieu of that provided in subsection (a) above in an amount equal to fifty percent (50%) of the benefit that would have been payable to the Participant if the Participant had separated from service on that date of death, and commenced benefits in the Normal Form on his or her Normal Retirement Date; provided, however, that if the surviving Spouse's age is more than five (5) years less than the Participant's age (the age of each being determined as being the age at his or her birthday nearest the date of the Participant's death), such fifty percent (50%) shall be decreased by subtracting therefrom one percent (1%) for each year in excess of five (5) years that the Spouse's age is less than the Participant's age.

                  The minimum Pre-Retirement Survivor Annuity payable hereunder shall be six hundred dollars ($600.00) per year.

                  Benefits shall be payable on the first day of the month
            following the date of the Participant's death."

      THIRD: The aforesaid Plan is ratified and confirmed in each and every other respect.


        IN WITNESS WHEREOF, the above amendment is hereby adopted to be effective as of January 1, 1997.


                                             AMPHENOL CORPORATION

                                             By: /s/ Martin H. Loeffler
                                                --------------------------------
                                                 Martin H. Loeffler
                                                 Chairman, President & CEO

ATTEST: Edward C. Wetmore
        -----------------
        Edward C. Wetmore
            Secretary